                                                                EXHIBIT 23(h)(3)

                            ADMINISTRATION AGREEMENT


         THIS AGREEMENT is made as of this 1st day of October, 2000, by and between BARR ROSENBERG SERIES TRUST, a Massachusetts business trust (the "Trust"), and BISYS FUND SERVICES OHIO, INC., an Ohio corporation (the "Administrator").

         WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), that is authorized to issue series of shares of beneficial interest ("Shares"); and

         WHEREAS, the Trust desires the Administrator to provide, and the Administrator is willing to provide, management and administrative services to such series of the Trust as the Trust and the Administrator may agree on ("Portfolios") and as listed on Schedule A attached hereto and made a part of this Agreement, on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Trust and the Administrator hereby agree as follows:

         ARTICLE 1. RETENTION OF THE ADMINISTRATOR. The Trust hereby retains the Administrator to act as the administrator of the Portfolios and to furnish the Portfolios with the management and administrative services as set forth in
Article 2 below. The Administrator hereby accepts such employment to perform the services set forth below.

         The Administrator shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way and shall not be deemed an agent of the Trust.

         ARTICLE 2. ADMINISTRATIVE SERVICES. The Administrator shall perform or supervise the performance by others of administrative services in connection with the operations of the Portfolios, and, on behalf of the Trust, will investigate, assist in the selection of and conduct relations with custodians, depositories, accountants, legal counsel, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and persons in any other capacity deemed to be necessary or desirable for the Portfolios' operations. The Administrator shall provide the Trustees of the Trust with such reports regarding investment performance as they may reasonably request but shall have no responsibility for supervising the performance by any investment adviser or sub-adviser of its responsibilities. The Administrator agrees to perform the services described herein in accordance with the service standards set forth in Schedule B attached hereto.

         The Administrator shall provide the Trust with regulatory reporting, all necessary office space, equipment, personnel, compensation and facilities (including facilities for meetings of shareholders ("Shareholders") and Trustees of the Trust) for handling the affairs of the Portfolios and such other services as the Administrator shall, from time to time, determine to be necessary to perform its obligations under this Agreement. In addition, at the request of the Board of Trustees, the Administrator shall make reports to the Trust's Trustees concerning the performance of its obligations hereunder.

         Without limiting the generality of the foregoing, the Administrator shall:

         (a) calculate contractual Trust expenses and control all disbursements for the Trust, and as appropriate compute the Trust's yields, total return, expense ratios, portfolio turnover rate and, if required, portfolio average dollar-weighted maturity;

         (b) assist Trust counsel with the preparation of prospectuses, statements of additional information, registration statements and proxy materials;

         (c) prepare such reports, applications and documents (including reports regarding the sale and redemption of Shares as may be required in order to comply with Federal and state securities law) as may be necessary or desirable to register the Trust's Shares with state securities authorities, monitor the sale of Trust Shares for compliance with state securities laws, and file with the appropriate state securities authorities the registration statements and reports for the Trust and the Trust's Shares and all amendments thereto, as may be necessary or convenient to register and keep effective the Trust and the Trust's Shares with state securities authorities to enable the Trust to make a continuous offering of its Shares;

         (d) develop and prepare, with the assistance of the Trust's investment adviser, communications to Shareholders, including the annual report to Shareholders, coordinate the mailing of prospectuses, notices, proxy statements, proxies and other reports to Trust Shareholders, and supervise and facilitate the proxy solicitation process for all shareholder meetings, including the tabulation of shareholder votes;

         (e) administer contracts on behalf of the Trust with, among others, the Trust's investment adviser, distributor, custodian, transfer agent and fund accountant;

         (f) supervise the Trust's transfer agent with respect to the payment of dividends and other distributions to Shareholders;

         (g) calculate performance data of the Trust and its Portfolios for dissemination to information services covering the investment company industry;

         (h) coordinate and supervise the preparation and filing of the Trust's tax returns;

         (i) examine and review the operations and performance of the various organizations providing services to the Trust or any Portfolio of the Trust, including, without limitation, the Trust's investment adviser, distributor, custodian, fund accountant, transfer agent, outside legal counsel and independent public accountants, and at the request of the Board of Trustees, report to the Board on the performance of such organizations;

         (j) assist with the layout and printing of publicly disseminated prospectuses and assist with and coordinate layout and printing of the Trust's semi-annual and annual reports to Shareholders;

         (k) assist with the design, development, and operation of the Trust Portfolios, including new classes, investment objectives, policies and structure;

         (l) provide individuals reasonably acceptable to the Trust's Board of Trustees to serve as officers of the Trust, who will be responsible for the management of certain of the Trust's affairs as determined by the Trust's Board of Trustees;

         (m) advise the Trust and its Board of Trustees on matters concerning the Trust and its affairs;

         (n) obtain and keep in effect fidelity bonds and directors and officers/errors and omissions insurance policies for the Trust in accordance with the requirements of Rules 17g-1 and 17d-1(d)(7) under the 1940 Act as such bonds and policies are approved by the Trust's Board of Trustees;

         (o) monitor and advise the Trust and its Portfolios on their regulated investment company status under the Internal Revenue Code of 1986, as amended;

         (p) perform all administrative services and functions of the Trust and each Portfolio to the extent administrative services and functions are not provided to the Trust or such Portfolio pursuant to the Trust's or such Portfolio's investment advisory agreement, distribution agreement, custodian agreement, transfer agent agreement and fund accounting agreement;

         (q) furnish advice and recommendations with respect to other aspects of the business and affairs of the Portfolios as the Trust and the Administrator shall determine desirable; and

         (r) prepare and file with the SEC the semi-annual report for the Trust on Form N-SAR and all required notices pursuant to Rule 24f-2.

         The Administrator shall perform such other services for the Trust that are mutually agreed upon by the parties from time to time. Such services may include performing internal audit examinations; mailing the annual reports of the Portfolios; preparing an annual list of Shareholders; and mailing notices of Shareholders' meetings, proxies and proxy statements, for all of which the Trust will pay the Administrator's out-of-pocket expenses.

         ARTICLE 3.  ALLOCATION OF CHARGES AND EXPENSES.

         (A) THE ADMINISTRATOR. The Administrator shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. The Administrator shall also provide at its own expense the items which it is obligated to provide under this Agreement, and shall pay all compensation, if any, of officers of the Trust as well as all Trustees of the Trust who are affiliated persons of the Administrator or any affiliated corporation of the Administrator; provided, however, that unless otherwise specifically provided, the Administrator shall not be obligated to pay the compensation of any employee of the Trust retained by the Trustees of the Trust to perform services on behalf of the Trust.

         (B) THE TRUST. The Trust assumes and shall pay or cause to be paid all other expenses of the Trust not otherwise allocated herein, including, without limitation, organization costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing Shareholders, all expenses incurred in connection with issuing and redeeming Shares, the costs of custodial services, the cost of initial and ongoing registration of the Shares under Federal and state securities laws, fees and out-of-pocket expenses of Directors who are not affiliated persons of the Administrator or the investment adviser to the Trust or any affiliated corporation of the Administrator or the investment adviser, insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of investment advisers to the Trust.

         ARTICLE 4.  COMPENSATION OF THE ADMINISTRATOR.

         (A) ADMINISTRATION FEE. For the services to be rendered, the facilities furnished and the expenses assumed by the Administrator pursuant to this Agreement, the Trust shall pay to the Administrator compensation at an annual rate specified in Schedule A attached hereto. Such compensation shall be calculated and accrued daily, and paid to the Administrator monthly.

                  If this Agreement becomes effective subsequent to the first day of a month or termination of this Agreement occurs before the last day of a month, the Administrator's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of the Administrator's compensation for the preceding month shall be made promptly.

         (B) SURVIVAL OF COMPENSATION RIGHTS. All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

         ARTICLE 5. LIMITATION OF LIABILITY OF THE ADMINISTRATOR. The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder. The Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable law which cannot be waived or modified hereby. (As used in this Article 5, the term "Administrator" shall include partners, officers, employees and other agents of the Administrator as well as the Administrator itself.)

         So long as the Administrator acts in good faith and with due diligence and without negligence or reckless disregard of its obligations and duties hereunder, the Trust assumes full responsibility and shall indemnify the Administrator and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of the administration services described herein or any other service rendered to the Trust hereunder. The Administrator agrees to indemnify and hold harmless the Trust, its employees, agents, Trustees, officers and nominees from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all judgments, liabilities, losses, damages, costs, charges, payments, reasonable counsel fees and disbursements and other expenses of every nature and character (including reasonable investigation expenses) arising directly or indirectly out of or in any way relating to the Administrator's bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties with respect to the performance of services under this Agreement. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

         The rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case the indemnifying party may be asked to indemnify or hold the other party harmless, the indemnifying party shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnified party will use all reasonable care to identify and notify the indemnifying party promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the indemnifying party, but failure to do so in good faith shall not affect the rights hereunder.

         The indemnifying party shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the indemnifying party elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the indemnifying party and satisfactory to the other party, whose approval shall not be unreasonably withheld. In the event that the indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. If the indemnifying party does not elect to assume the defense of a suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by the other party.

         The Administrator may apply to the Trust at any time for instructions and may consult counsel for the Trust or its own counsel and with accountants and other experts with respect to any matter arising in connection with the Administrator's duties, and the Administrator shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instructions or with the opinion of such counsel, accountants or other experts.

         Also, the Administrator shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. The Administrator will not be held to have notice of any change of authority of any officers, employees or agents of the Trust until receipt of written notice thereof from the Trust.

         ARTICLE 6. ACTIVITIES OF THE ADMINISTRATOR. The services of the Administrator rendered to the Trust are not to be deemed to be exclusive. The Administrator is free to render such services to others and to have other businesses and interests. It is understood that trustees, officers, employees and shareholders of the Trust are or may be or become interested in the Administrator, as partners, officers and employees or otherwise and that partners, officers and employees of the Administrator and its counsel are or may be or become similarly interested in the Trust, and that the Administrator may be or become interested in the Trust as a shareholder or otherwise.

         ARTICLE 7. DURATION OF THIS AGREEMENT. The term of this Agreement shall be as specified in Schedule A hereto.

         ARTICLE 8. ASSIGNMENT. This Agreement shall not be assignable by either party without the written consent of the other party; provided, however, that the Administrator may, at its expense and with the written consent of the Trust, subcontract with any entity or person concerning the provision of the services contemplated hereunder. The Administrator shall not, however, be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that the Administrator shall be responsible, to the extent provided in Article 5 hereof, for all acts of such subcontractor as if such acts were its own. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         ARTICLE 9. AMENDMENTS. This Agreement may be amended if such amendment is specifically approved (i) by the vote of a majority of the Trustees of the Trust, and (ii) by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of the Trust.

         ARTICLE 10. CERTAIN RECORDS. The Administrator shall maintain customary records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by the Administrator on behalf of the Trust shall be prepared and maintained at the expense of the Administrator, but shall be the property of the Trust and will be made available to or surrendered promptly to the Trust on request.

         In case of any request or demand for the inspection of such records by another party, the Administrator shall notify the Trust and follow the Trust's instructions as to permitting or refusing such inspection; provided that the Administrator may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Trust has agreed to indemnify the Administrator against such liability.

         ARTICLE 11. DEFINITIONS OF CERTAIN TERMS. The terms "interested person" and "affiliated person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

         ARTICLE 12. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the following address: if to the Administrator, to it at 3435 Stelzer Road, Columbus, Ohio 43219; if to the Trust, to it at AXA Rosenberg Investment Management LLC, 4 Orinda Way, Orinda, California 94563, Attn: Edward
H. Lyman, Esq., with a copy to J.B. Kittredge, Esq., Ropes & Gray, One International Place, Boston, Massachusetts 02110-2624, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

         ARTICLE 13. GOVERNING LAW. This Agreement shall be construed in accordance with the substantive laws of the State of Ohio and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

         ARTICLE 14. MULTIPLE ORIGINALS. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         ARTICLE 15. CONFIDENTIAL INFORMATION. Each party acknowledges that it may acquire knowledge and information relating to the other party and its affiliates which is not generally known by others including, but not limited to, information pertaining to business plans, prior, present or potential shareholders, employees, customers and/or suppliers, and that all such knowledge and information acquired or developed is and shall be confidential and proprietary information (all such confidential and proprietary information is herein collectively referred to as the "Confidential Information"). Each party agrees to hold the Confidential Information in strict confidence, to refrain from directly or indirectly disclosing it to others or using it in any way except for purposes of performing services hereunder, and to prevent any unauthorized person access to it either before or after termination of this Agreement, without the prior written consent of the other party. Both parties further agree to take all action reasonable and necessary to protect the confidentiality of the Confidential Information. The parties shall use their best efforts to have their officers, partners, employees and agents agree to the terms of this Section. The obligations of the parties contained in this section shall survive termination of this Agreement. Neither party's confidentiality obligations under this provision shall apply to such information that (i) was in the public domain or available to a third party without restrictions at or prior to the time such information was made known to such party, (ii) had been independently known to such party at the time of disclosure from persons who were not subject to similar confidentiality obligations, or (iii) is required to be disclosed by law (except that each party will use best efforts to give the other party written notice prior to any such disclosure).

         ARTICLE 16. MATTERS RELATING TO THE TRUST AS A MASSACHUSETTS BUSINESS TRUST. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Trust as provided in the Trust's Amended and Restated Agreement and Declaration of Trust, which is on file with the Secretary of The Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


                                             BARR ROSENBERG SERIES TRUST


                                             By:   /s/ Kenneth Reid
                                                -----------------------------

                                             Title:   Trustee
                                                   --------------------------


                                             BISYS FUND SERVICES OHIO, INC.


                                             By:  /s/ Mark A. Dillon
                                                -----------------------------

                                             Title:  EVP
                                                   --------------------------

                                   SCHEDULE A
                         TO THE ADMINISTRATION AGREEMENT
                           DATED AS OF OCTOBER 1, 2000
                       BETWEEN BARR ROSENBERG SERIES TRUST
                                       AND
                         BISYS FUND SERVICES OHIO, INC.


Portfolios:       This Agreement shall apply to all Portfolios of Barr Rosenberg
                  Series Trust, either now or hereafter created (collectively, the "Portfolios"). The current portfolios of the Trust are set forth below:

                           AXA Rosenberg U.S. Small Capitalization Fund;
                           AXA Rosenberg Japan Fund;
                           AXA Rosenberg International Small Capitalization
                           Fund;
                           AXA Rosenberg Value Market Neutral Fund;
                           AXA Rosenberg Double Alpha Market Fund;
                           AXA Rosenberg Select Sectors Market Neutral Fund; AXA Rosenberg International Equity Fund;
                           AXA Rosenberg Enhanced 500 Fund; and
                           AXA Rosenberg Multi-Strategy Market Neutral Fund

Fees: Pursuant to Article 4, in consideration of services rendered and expenses assumed pursuant to this Agreement, the Trust will pay the Administrator on the first business day of each month, or at such time(s) as the Administrator shall request and the parties hereto shall agree, a fee computed daily at the annual rate of:

                           Fifteen one-hundredths of one percent (.15%) of the Trust's average daily net assets.

                  The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be prorated according to the proportion which such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

                  For purposes of determining the fees payable to the Administrator, the value of the net assets of a particular Portfolio shall be computed in the manner described in the Trust's Amended and Restated Agreement and Declaration of Trust or in the Prospectus or Statement of Additional Information respecting that Portfolio as from time to time in effect for the computation of the value of such net assets in connection with the determination of the liquidating value of the shares of such Portfolio.

                  The parties hereby confirm that the fees payable hereunder shall be applied to each Portfolio as a whole, and not to separate classes of shares within the Portfolios.

Term: The initial term of this Agreement (the "Initial Term") shall be for a period commencing on the date first written above and ending on September 30, 2002. This Agreement shall be renewed automatically for successive periods of two years after the Initial Term, unless written notice of nonrenewal is provided by either party not less than 90 days prior to the end of the then-current term. In the event of a material breach of this Agreement by either party, the non-breaching party shall notify the breaching party in writing of such breach and upon receipt of such notice, the breaching party shall have 45 days to remedy the breach. In the event the breach is not remedied within such time period, the nonbreaching party may immediately terminate this Agreement.

                  Notwithstanding the foregoing, after such termination for so long as the Administrator, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due the Administrator and unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. The Administrator shall be entitled to collect from the Trust, in addition to the compensation described in this Schedule A, the amount of all of the Administrator's reasonable cash disbursements for services in connection with the Administrator's activities in effecting such termination, including without limitation, the delivery to the Trust and/or its designees of the Trust's property, records, instruments and documents, or any copies thereof. Subsequent to such termination, for a reasonable fee, the Administrator will provide the Trust with reasonable access to any Trust documents or records remaining in its possession.

                  The Service Standards set forth in Schedule B hereof are not intended and shall not be construed to impair, limit or affect in any way the Trust's right to terminate this Agreement for material breach as set forth above.

                                   SCHEDULE B
                         TO THE ADMINISTRATION AGREEMENT
                           DATED AS OF OCTOBER 1, 2000
                       BETWEEN BARR ROSENBERG SERIES TRUST
                                       AND
                         BISYS FUND SERVICES OHIO, INC.


                                SERVICE STANDARDS

Pursuant to Article 2 of this Agreement, the Administrator has agreed to perform the services described in this Agreement in accordance with the service standards set forth on the following pages of this Schedule B. The parties agree that such service standards may be revised, from time to time, by mutual agreement.

Each of the service standards will be monitored by a Quality Assurance team. In the event the Administrator fails to meet a service standard in any particular month, the Administrator agrees to take appropriate corrective measures within the following thirty-day period in order to be in compliance with the appropriate standard at the end of such thirty-day period; provided, however, that the foregoing requirement shall not apply in those instances in which the Administrator's failure to meet a service standard was due to circumstances beyond its control.

In the event the Administrator fails to meet any one "Tier 1" item or any three "Tier 2" items, as identified within the service standards set forth on the following pages of this Schedule B, (except for any failure due to circumstances beyond its control) in three consecutive months, the fee payable to the Administrator hereunder shall be reduced retroactively by five percent (5%) or such lower amount as the parties shall agree upon for the third of those three months. If such failure occurs in four or more consecutive months, the fee payable to the Administrator hereunder shall be reduced retroactively by ten percent (10%) or such lower amount as the parties shall agree upon for such period of time until such failure is satisfactorily remedied.

                               BISYS FUND SERVICES
                        ADMINISTRATION SERVICES STANDARDS
                                       FOR
                           BARR ROSENBERG SERIES TRUST

--------------------------------------------------------------------------------------------------------------------
                                     TIER 1
--------------------------------------------------------------------------------------------------------------------
                           ITEM                                                    STANDARD
--------------------------------------------------------------------------------------------------------------------
MONTHLY COMPLIANCE REPORTS
--------------------------------------------------------------------------------------------------------------------
     SEC Compliance Check                                   Completed review 10 business days after receipt of Fund
                                                            Accounting source reports.
--------------------------------------------------------------------------------------------------------------------
     IRS Compliance Check                                   Completed review 10 business days after receipt of Fund
                                                            Accounting source reports.
--------------------------------------------------------------------------------------------------------------------
     Officer Review                                         Review and provide summary of SEC and IRS compliance
                                                            checks completed 5 business days after receipt of
                                                            compliance checks.
--------------------------------------------------------------------------------------------------------------------
BLUE SKY NOTIFICATIONS
--------------------------------------------------------------------------------------------------------------------
     State Renewal Notifications - Forms and filing fees    Notification filed with the state prior to expiration.
     are required annually to extend the registration of
     the fund in the states. State rules determine the
     renewal periods. As a result, all funds may have
     renewal filings due throughout the year.
--------------------------------------------------------------------------------------------------------------------
     Sales Reporting Notification - A sales report is a     Notification filed with the state prior to expiration.
     notice filing that reflects the sales of a fund in
     a state. All states do not require sales reports.
     If a sales report is required, the state rules
     dictate the filing period.
--------------------------------------------------------------------------------------------------------------------
     Annual Audit - State registrations are audited         Audit performed 15 days prior to expiration.
     annually.  The audit is performed 60 days before the
     expiration of the state registration.  Only funds
     that have a renewal within the next 60 days will be
     audited.
--------------------------------------------------------------------------------------------------------------------
                           ITEM                                                    STANDARD
--------------------------------------------------------------------------------------------------------------------


                                     B-2


                                     TIER 2

--------------------------------------------------------------------------------------------------------------------
QUARTERLY BROKER ALLOCATION LETTERS                         Sent 2 business days after receipt of Fund Accounting
                                                            reports (based on fund's fiscal quarters).
--------------------------------------------------------------------------------------------------------------------
QUARTERLY IRS QUALIFICATION LETTERS                         Sent 10 business days prior to tax quarter-end.
--------------------------------------------------------------------------------------------------------------------
QUARTERLY CUSTODIAN REPRESENTATION LETTER                   Sent 10 business days after fiscal quarter-end or as
                                                            otherwise agreed upon with Board Unit.
--------------------------------------------------------------------------------------------------------------------
BOARD MEETINGS
--------------------------------------------------------------------------------------------------------------------
     Mailing of Board Meeting Materials                     One week prior to meeting date.
--------------------------------------------------------------------------------------------------------------------
     Preparation of Board Meeting Minutes                   Circulate draft 60 days after Board Meeting.

                                                            Inclusion in Board Book for subsequent meeting.
--------------------------------------------------------------------------------------------------------------------
SHAREHOLDER MEETINGS/PROXY STATEMENTS
--------------------------------------------------------------------------------------------------------------------
     Initial Set-up of Proxy Solicitation with              7 business days prior to record date.
     Tabulator/Mailing Agent
--------------------------------------------------------------------------------------------------------------------
     Completion of Mailing with Proxy Solicitor             By established mail date.
--------------------------------------------------------------------------------------------------------------------
BLUE SKY NOTIFICATIONS
--------------------------------------------------------------------------------------------------------------------
     State Renewal Notifications - Forms and filing fees     Notification filed with the state prior to expiration.
     are required annually to extend the registration of
     the fund in the states. State rules determine the
     renewal periods. As a result, all funds may have
     renewal filings due throughout the year.
--------------------------------------------------------------------------------------------------------------------
     Sales Reporting Notification - A sales report is a     Notification filed with the state prior to expiration.
     notice filing that reflects the sales of a fund in a
     state.  All states do not require sales reports.  If
     a sales report is required, the state rules dictate
     the filing period.
--------------------------------------------------------------------------------------------------------------------


                                     B-3






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                           ITEM                                                    STANDARD
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                               TIER 2 (continued)
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     Annual Audit - State registrations are audited         Audit performed 15 days prior to expiration.
     annually.  The audit is performed 60 days before the
     expiration of the state registration.  Only funds
     that have a renewal within the next 60 days will be
     audited.
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NASD
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     Initial Advertising and Sales Literature Review        2 business days after receipt of information from client
                                                            unless otherwise specified.
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     Communication of NASD Comments to Client               Within 2 days of receipt of comments from NASD.
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

                                     B-4